Exhibit 99.1
PowerSecure Adds Over Sixty Employees in First Four Months of 2010 to Support Growth
Wake Forest, N.C. — April 15, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has added over sixty employees so far in the first four months of 2010 to support its growth. The increase in PowerSecure’s staff includes additions to its Interactive Distributed Generation, Utility Services, and EfficientLights LED lighting businesses. These significant hiring needs are driven by the positive growth trends these businesses demonstrated as 2009 progressed, and the large amounts of new business awarded to the Company in 2010.
PowerSecure has increased its staff with talented people in virtually every area of the product and service delivery process, including engineering, manufacturing, operations, finance, and sales. These new employees are located at the Company’s headquarters and operations in the greater Raleigh, NC area, as well as in Georgia, Texas, and Florida.
Sidney Hinton, CEO of PowerSecure, said, “The positive trends our business demonstrated in the second half of 2009, combined with our strong pace of new orders in 2010, has required us to add significantly to our staff to support our growth. The people we have brought on board are exceptionally talented, and it is especially gratifying to be hiring in these troubled times in the labor market. Our hiring over the last several months reflects the optimism we have about this year, and beyond, as signs of an improving economy and increasing business investment continue. We are very excited about the strategic positions each of our businesses has in the marketplace and their strong growth opportunities and promise.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook, prospects and expectations for the Company’s growth; the outlook for future gains in the Company’s revenues, net income, and E.P.S. due the growth expectations described herein relating to the growth and expansion of Company’s businesses; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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